EXHIBIT 21.1

                                  SUBSIDIARIES


          NAME                               INTEREST
          ----                               --------

          Capital Media (UK) Limited           100%
            Onyx Television Gmbh               100%
            Blink TV Limited                    50%
            Tinerama Investments AG             51%